Exhibit 99.2

HELIOS NOW OPEN
890.6000 heliosapts.com
HELIOS
Helios | Atlanta, GA

Alexan CityCentre | Houston, TX

BRG

BLUEROCK RESIDENTIAL GROWTH REIT™

Q3 2017 EARNINGS SUPPLEMENT

Listed on the NYSE MKT: BRG

Sorrel | Frisco, TX

1

Bluerock Residential Growth REIT, Inc.

Third Quarter 2017

Supplemental Financial Information

(Unaudited)

Table of Contents

Third Quarter Earnings Release	3

Financial and Operating Highlights	15

Share and Dividend Information	16

EBITDA and Interest Information	17

Financial Statistics	18

Recent Acquisitions and Pending Investments	19

Recent Dispositions	20

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties	21

Portfolio Information	22

Development Properties	23

Condensed Consolidated Balance Sheets	24

Consolidated Statements of Operations	25

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)	26

Debt Summary Information	27

Fourth Quarter 2017 Outlook	29

Definitions of Non-GAAP Financial Measures	30

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 22, 2017, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

2

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Corporate Headquarters

712 Fifth Ave., 9th Floor

New York, NY 10019

877.826.BLUE

PRESS RELEASE

For Immediate Release

Bluerock Residential Growth REIT Announces Third Quarter 2017 Results

New York, NY (November 7, 2017) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (“the Company”) announced today its financial results for the quarter ended September 30, 2017.

Highlights

•	Total revenues grew 46% to $30.1 million for the quarter from $20.6 million for the prior year quarter primarily as a result of significant investment activity in the past year, offset by the sales of four properties in 2017 and one in 2016.

•	Net loss attributable to common stockholders for the third quarter of 2017 was ($0.45) per share, as compared to net loss attributable to common stockholders of ($0.12) per share in the prior year period. Net loss attributable to common stockholders included non-cash expenses of $0.56 per share in the third quarter of 2017 compared to $0.43 per share for the prior year period.

•	Adjusted funds from operations attributable to common stockholders (“AFFO”) was $3.4 million for the quarter compared to $4.3 million for the prior year quarter.

•	AFFO per share is $0.13 for the third quarter of 2017 as compared to $0.21 for the third quarter of 2016, and exceeded guidance of ($0.03) – ($0.02).

•	Pro forma AFFO per share of $0.37 for the third quarter exceeded pro forma guidance of $0.25 to $0.27 per share.

•	The Company paid the full amount of the third quarter’s base management fees in LTIP Units in lieu of cash payment. This favorably impacted AFFO per share and pro forma AFFO per share by $0.11 and $0.10, respectively.

•	Property Net Operating Income (NOI) grew 26% to $16.0 million for the quarter, from $12.7 million in the prior year quarter.

•	Property NOI margins were 57.2% of revenue for the quarter, compared to 61.6% of revenue in the prior year quarter. Property NOI margins were impacted by the sales of more stabilized assets with proceeds being recycled into replacement properties with higher growth opportunities, which require time to realize margin improvement.

•	Same store NOI decreased 0.6% for the quarter, as compared to the prior year quarter. Same store NOI was impacted by two properties in suburban Dallas which were temporarily negatively impacted. Excluding the two assets, same store NOI increased 4.0%.

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

•	Consolidated real estate investments, at cost, increased 20% to $1.2 billion at September 30, 2017 from $1.0 billion at December 31, 2016.

•	The Company invested in two operating properties totaling 720 units for a total purchase price of approximately $96.0 million during the third quarter.

•	The Company declared monthly dividends for the fourth quarter of 2017 equal to a quarterly rate of $0.29 per share on the Company's Class A common stock.

•	The Company sold 42,416 shares of Series B preferred stock with associated warrants at a public offering price of $1,000 per unit, for gross proceeds of approximately $42.4 million during the third quarter.

Management Commentary

“We continue to successfully execute on our strategy as we expand our portfolio of high quality multi-family communities and position our platform for long-term growth,” said Ramin Kamfar, the Company’s Chairman and CEO. “We maintain a robust pipeline of opportunities, and including transactions completed subsequent to the quarter-end, we added five operating properties totaling 2,062 units for approximately $315 million. We also further enhanced our balance sheet and liquidity position with continued momentum in the Series B preferred continuous offering raise with third quarter gross proceeds of over $40 million, and the closing of a senior secured credit facility. Finally, we are pleased to have completed the internalization of our management function. We are committed to being a best-in-class organization, which includes having a truly aligned management structure and platform to support ongoing growth.”

Third Quarter Acquisition Activity

•	On September 8, 2017, the Company acquired an 80% investment in a 384-unit apartment community located in Houston, Texas, known as Villages at Cypress Creek, at a total purchase price of approximately $40.7 million.

•	On September 28, 2017, the Company acquired a 96.8% investment in a 336-unit apartment community located in Orlando, Florida, known as Citrus Tower, at a total purchase price of approximately $55.3 million.

Pending Investments at September 30, 2017

•	On October 19, 2017, the Company acquired a 100% interest in a 300-unit apartment community located in Birmingham, Alabama, known as Springs at Greystone, which will be rebranded as Outlook at Greystone. The total purchase price was approximately $36.3 million, funded in part with the Company’s senior secured credit facility.

•	On October 30, 2017, the Company acquired a 100% interest in two properties, ARIUM Hunter’s Creek, a 532-unit apartment community, and ARIUM Metrowest, a 510-unit apartment community, both located in Orlando, Florida. The total purchase price was approximately $182.9 million, funded in part with a $72.3 million mortgage loan on ARIUM Hunter’s Creek and in part with the Company’s senior secured credit facility.

•	The Company has an agreement which entitles the Company to purchase a 304-unit apartment community located in Greenville, South Carolina, known as The Mills, subject to certain conditions. The total purchase price is expected to be approximately $40.3 million.

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Third Quarter 2017 Financial Results

Net loss attributable to common stockholders for the third quarter of 2017 was $12.0 million, compared to a net loss of $2.6 million in the prior year period.

AFFO for the third quarter of 2017 was $3.4 million, or $0.13 per diluted share, compared to $4.3 million, or $0.21 per share in the prior year period. AFFO was primarily impacted by increases in property NOI of $3.3 million arising from significant investment activity offset by sales of properties, interest income of $2.1 million and offset by interest expense of $2.3 million, lower income from preferred returns and equity in income from unconsolidated real estate joint ventures of $0.6 million, and an increase in preferred stock dividends of $3.1 million.

Same Store Portfolio Performance

Same store NOI for the third quarter of 2017 decreased 0.6% or $0.05 million compared to the same period in the prior year. Same store property revenues increased by 0.9% compared to the same prior year period, primarily attributable to a 1.6% increase in average rental rates offset by a 66 basis point decrease in average occupancy.  Same store expenses increased 3.3% primarily the result of an approximate $0.025 million increase in each of the categories: general and administrative, repair and maintenance, turnover, landscaping, and taxes. The same store results were disproportionately impacted by performance of two assets in the Dallas Fort Worth MSA, particularly our Frisco asset which remains challenged from new supply.  Excluding the two assets, year-over-year same store revenue and NOI increased 3.4% and 4.0%, respectively.

Senior Secured Credit Facility

On October 4, 2017, the Company, through its operating partnership, entered into a credit agreement (the “Senior Credit Facility”) with KeyBank National Association and other lenders. The Senior Credit Facility provides for an initial loan commitment amount of $150 million, with an accordion feature up to $250 million. The availability will be based on the value of a pool of collateral properties and compliance with various ratios related to those properties.

The Senior Credit Facility matures on October 4, 2020, with a one-year extension option, subject to certain conditions and the payment of an extension fee. Borrowings under the Senior Credit Facility bear interest, at the Company’s option, at LIBOR plus 1.80% to 2.45%, or the base rate plus 0.80% to 1.45%, depending on the Company’s leverage ratio. The Senior Credit Facility contains certain financial and operating covenants, including a maximum leverage ratio, minimum liquidity, minimum debt service coverage ratio, and minimum tangible net worth. The Company has guaranteed the obligations under the Senior Credit Facility.

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Management Internalization

On August 4, 2017, the Company announced that it had entered into definitive agreements providing for the Company’s internalization of the external management function provided by the Manager and the direct employment of the Manager’s existing management team and certain other employees. The internalization transaction was unanimously approved by the Special Committee of independent directors, the Company’s full board of directors, and the issuances of equity were approved by a majority of disinterested stockholders voting at the Company’s annual meeting of stockholders on October 26, 2017. The internalization consideration was calculated pursuant to a formula established in the Management Agreement at the time of the Company’s initial public offering in April 2014. The internalization consideration amounted to approximately $41.2 million. To further align the interests of the Company’s management team with those of the Company’s stockholders, 99.9% of the consideration was paid in equity, comprised of 3,753,593 units of limited partnership interest (“OP Units”) in the Company’s operating partnership, and 76,603 shares of Class C Common Stock, which were issued to provide the recipients with a voting franchise commensurate with their economic interest in the OP Units. Upon closing of the internalization, on October 31, 2017, the Company became a self-managed real estate investment trust.

Dividend Details

On October 13, 2017, the board of directors authorized, and the Company declared, monthly dividends for the fourth quarter of 2017 equal to a quarterly rate of $0.29 per share on its Class A common stock, payable to the stockholders of record as of October 25, 2017, which was paid in cash on November 3, 2017, and as of November 24, 2017 and December 22, 2017, which will be paid in cash on December 5, 2017 and January 5, 2018, respectively. Holders of OP and LTIP Units are entitled to receive "distribution equivalents" at the same time as dividends are paid to holders of our Class A common stock.

The declared dividends equal a monthly dividend on the Class A common stock as follows: $0.096666 per share for the dividend paid to stockholders of record as of October 25, 2017, and $0.096667 per share for the dividend which will be paid to stockholders of record as of November 24, 2017, and December 22, 2017. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare dividends or at this rate.

As previously announced, the board of directors is conducting a review of the appropriate Company’s dividend policy for the Company’s Class A Common stock, and anticipates a potential annual dividend range for the Class A Common Stock of between $0.65 and $0.75 per Class A common share. The board’s evaluation will consider factors including, but not limited to, achieving a sustainable dividend covered by current recurring AFFO, multifamily and small cap peer ratios, providing financial flexibility for the Company, and achieving an appropriate balance between the retention of capital to invest and grow net asset value, and the importance of current distributions. The board is expected to complete its review of the dividend policy for the Company’s Class A Common Stock in December 2017.

On October 13, 2017, the board of directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B preferred stock, payable to the stockholders of record as of October 25, 2017, which was paid in cash on November 3, 2017, and as of November 24, 2017, and December 22, 2017, which will be paid in cash on December 5, 2017 and January 5, 2018, respectively.

The board’s review of dividend policy will address the dividend policy for the Company’s Class A Common Stock only. The terms of each series of the Company’s issued and outstanding preferred stock provide for fixed annual dividend rates, and are not subject to adjustment at the board’s discretion.

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Q4 2017 Outlook

For the fourth quarter of 2017, the Company anticipates AFFO in the range of $0.03 to $0.06 per share. For assumptions underlying earnings guidance, please see page 29 of Company’s Q3 2017 Earnings Supplement available under Investor Relations on the Company’s website (www.bluerockresidential.com).

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Tuesday, November 7, 2017 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until December 7, 2017 at http://services.choruscall.com/links/brg171107.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10114017.

The full text of this Earnings Release and additional Supplemental Information is available in the Investor Relations section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust that focuses on acquiring a diversified portfolio of Class A institutional-quality apartment properties in demographically attractive growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through improvements to operations and properties. BRG generally invests with strategic regional partners, including some of the best-regarded private owner-operators in the United States, making it possible to operate as a local sharpshooter in each of its markets while enhancing off-market sourcing capabilities. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 22, 2017, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and development properties as of September 30, 2017:

Operating Properties	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)	% Occupied (3)
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	95%	$1,201	97%
ARIUM Grandewood	Orlando, FL	306	2005	95%	1,231	94%
ARIUM Gulfshore	Naples, FL	368	2016	95%	1,235	92%
ARIUM Palms	Orlando, FL	252	2008	95%	1,257	96%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	85%	1,152	98%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,466	97%
Ashton Reserve	Charlotte, NC	473	2015	100%	1,066	93%
Citrus Tower	Orlando, FL	336	2006	97%	1,227	92%
Enders Place at Baldwin Park	Orlando, FL	220	2003	90%	1,675	91%
James on South First	Austin, TX	250	2016	90%	1,151	94%
Marquis at Crown Ridge	San Antonio, TX	352	2009	90%	960	94%
Marquis at Stone Oak	San Antonio, TX	335	2007	90%	1,387	92%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,105	92%
Marquis at TPC	San Antonio, TX	139	2008	90%	1,413	92%
Nevadan	Atlanta, GA	480	1990	90%	1,104	95%
Park & Kingston	Charlotte, NC	168	2015	96%	1,227	96%
Preston View	Morrisville, NC	382	2000	92%	1,005	96%
Roswell City Walk	Roswell, GA	320	2015	98%	1,496	97%
Sorrel	Frisco, TX	352	2015	95%	1,209	94%
Sovereign	Fort Worth, TX	322	2015	95%	1,243	95%
The Brodie	Austin, TX	324	2001	93%	1,111	95%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,359	94%
Villages at Cypress Creek	Houston, TX	384	2001	80%	1,046	93%
Wesley Village	Charlotte, NC	301	2010	92%	1,290	93%
Whetstone	Durham, NC	204	2015	(4)	1,117	95%
Operating Properties Subtotal/Average		8,166			$1,214	94%

Development Properties	Location	Planned Number of Units			Pro Forma Average Rent (5)
Alexan CityCentre	Houston, TX	340			$2,144
Alexan Southside Place	Houston, TX	270			2,012
APOK Townhomes	Boca Raton, FL	90			2,549
Crescent Perimeter	Atlanta, GA	320			1,749
Domain	Garland, TX	299			1,469
Flagler Village	Fort Lauderdale, FL	384			2,358
Helios	Atlanta, GA	282			1,486
Lake Boone Trail	Raleigh, NC	245			1,271
Vickers Village	Roswell, GA	79			3,176
West Morehead	Charlotte, NC	286			1,507
Development Properties Subtotal/Average		2,595			$1,858

Operating and Development Properties Total/Average		10,761			$1,373

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for all occupied units for the three months ended September 30, 2017.

(3) Percent occupied is calculated as (i) the number of units occupied as of September 30, 2017, divided by (ii) total number of units, expressed as a percentage.

(4) Whetstone is currently a preferred equity investment providing a stated investment return.

(5) The Company holds a preferred equity investment with an option to convert into partial ownership of the underlying asset upon stabilization, except Flagler Village. APOK Townhomes, Domain Phase 1, and West Morehead are mezzanine loan investments with an option to purchase indirect property interest upon maturity. Pro forma average rent represents the average pro forma effective monthly rent per occupied unit for all expected occupied units upon stabilization.

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Net rental income	$24,871	$18,572	$72,354	$52,013
Other property revenues	3,072	2,005	8,639	5,376
Interest income from related parties	2,120	—	5,741	—
Total revenues	30,063	20,577	86,734	57,389
Expenses
Property operating	11,969	7,896	33,935	22,592
Property management fees	781	595	2,250	1,659
General and administrative	1,103	1,177	4,249	4,155
Management fees	2,802	1,866	11,733	4,495
Acquisition and pursuit costs	15	689	3,215	2,143
Management internalization	826	—	1,647	—
Weather-related losses, net	678	—	678	—
Depreciation and amortization	11,763	7,166	33,094	22,465
Total expenses	29,937	19,389	90,801	57,509
Operating income (loss)	126	1,188	(4,067)	(120)
Other income (expense)
Other income	—	26	17	26
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,688	3,074	7,865	8,617
Gain on sale of real estate investments	—	4,947	50,040	4,947
Gain on sale of real estate joint venture interest, net	—	—	10,238	—
Loss on early extinguishment of debt	—	(2,393)	(1,639)	(2,393)
Interest expense, net	(7,395)	(5,274)	(22,339)	(14,091)
Total other (expense) income	(4,707)	380	44,182	(2,894)
Net (loss) income	(4,581)	1,568	40,115	(3,014)
Preferred stock dividends	(7,038)	(3,940)	(19,271)	(8,391)
Preferred stock accretion	(905)	(275)	(1,889)	(568)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(125)	(37)	4	(173)
Partially-owned properties	(382)	(59)	18,388	(73)
Net (loss) income attributable to noncontrolling interests	(507)	(96)	18,392	(246)
Net (loss) income attributable to common stockholders	$(12,017)	$(2,551)	$563	$(11,727)

Net (loss) income per common share - Basic	$(0.45)	$(0.12)	$0.02	$(0.57)

Net (loss) income per common share – Diluted	$(0.45)	$(0.12)	$0.02	$(0.57)

Weighted average basic common shares outstanding	26,474,093	20,908,543	25,851,536	20,706,338
Weighted average diluted common shares outstanding	26,474,093	20,908,543	25,852,059	20,706,338

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Consolidated Balance Sheets

Third Quarter 2017

(Unaudited and dollars in thousands except for share and per share amounts)

	September 30, 2017	December 31, 2016
ASSETS
Net Real Estate Investments
Land	$157,420	$142,274
Buildings and improvements	1,015,262	848,445
Furniture, fixtures and equipment	32,991	27,617
Construction in progress	32,696	10,878
Total Gross Real Estate Investments	1,238,369	1,029,214
Accumulated depreciation	(44,171)	(42,137)
Total Net Real Estate Investments	1,194,198	987,077
Cash and cash equivalents	134,632	82,047
Restricted cash	32,653	45,402
Notes and accrued interest receivable from related parties	56,771	21,267
Due from affiliates	1,756	948
Accounts receivable, prepaid and other assets	15,945	8,610
Preferred equity investments and investments in unconsolidated real estate joint ventures	94,912	91,132
In-place lease intangible assets, net	4,330	4,839
Total Assets	$1,535,197	$1,241,322

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$847,162	$710,575
Accounts payable	3,158	1,669
Other accrued liabilities	25,159	13,431
Due to affiliates	3,269	2,409
Distributions payable	8,580	7,328
Total Liabilities	887,328	735,412
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized, and 5,721,460 issued and outstanding as of September 30, 2017 and December 31, 2016	138,622	138,316
Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 225,000 shares authorized, 137,708 and 21,482 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	120,925	18,938
7.6250% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized, 2,323,750 issued and outstanding as of September 30, 2017 and December 31, 2016	56,127	56,095
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 230,900,000 shares authorized; none issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized, 2,850,602 issued and outstanding as of September 30, 2017 and December 31, 2016	68,705	68,760
Common stock - Class A, $0.01 par value, 747,586,185 shares authorized; 24,193,109 and 19,567,506 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	242	196
Additional paid-in-capital	329,219	257,403
Distributions in excess of cumulative earnings	(106,838)	(84,631)
Total Stockholders’ Equity	291,328	241,728
Noncontrolling Interests
Operating partnership units	1,799	2,216
Partially owned properties	39,068	48,617
Total Noncontrolling Interests	40,867	50,833
Total Equity	332,195	292,561
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$1,535,197	$1,241,322

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations

Funds from operations attributable to common stockholders (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”) definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations attributable to common stockholders (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition and pursuit costs, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

We have acquired interests in thirteen additional operating properties and three development investments and sold five properties subsequent to September 30, 2016. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net (loss) income attributable to common stockholders	$(12,017)	$(2,551)	$563	$(11,727)
Common stockholders pro-rata share of:
Real estate depreciation and amortization(1)	10,771	6,197	29,900	19,436
Gain on sale of real estate investments	—	(4,876)	(33,945)	(4,876)
Gain on sale of real estate joint venture interests, net	—	—	(6,332)	—
FFO Attributable to Common Stockholders	$(1,246)	$(1,230)	$(9,814)	$2,833
Common stockholders pro-rata share of:
Amortization of non-cash interest expense	245	472	1,491	620
Acquisition and pursuit costs	15	619	3,039	1,993
Management internalization process expense	818	—	1,629	—
Loss on early extinguishment of debt	—	2,269	1,534	2,269
Weather-related losses, net	635	—	635	—
Non-recurring income	—	—	(16)	—
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(493)	—	(980)	—
Normally recurring capital expenditures	(387)	(239)	(1,011)	(656)
Preferred stock accretion	896	271	1,870	560
Non-cash equity compensation	2,900	2,382	12,912	6,600
Non-recurring equity in income of unconsolidated joint ventures	—	(231)	—	(231)
AFFO Attributable to Common Stockholders	$3,383	$4,313	$11,289	$13,988
Weighted average common shares outstanding - diluted	26,474,344	20,909,727	25,852,059	20,711,836

PER SHARE INFORMATION:
FFO Attributable to Common Stockholders - diluted	$(0.05)	$(0.06)	$(0.38)	$0.14
AFFO Attributable to Common Stockholders - diluted	$0.13	$0.21	$0.44	$0.68
Pro forma AFFO Attributable to Common Stockholders - diluted (2)	$0.37	N/A	N/A	N/A

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

(2) Pro forma AFFO for the three months ended September 30, 2017 assumes the investment of $138 million in estimated available cash had occurred on July 1, 2017:

				Investment
#	Investment	MSA	# Units	Amount (in millions)
1	Acquisition - Identified Assets	Orlando, FL & Houston, TX	720	$33
2	Mezzanine Loan - Identified Developments	Atlanta, GA & Fort Lauderdale, FL	783	40
3	Acquisition - Unidentified Assets, assumes 5.75% cap rate	-	-	42
4	Mezzanine Loan - Unidentified	-	-	23
	Total			$138

The pro forma guidance is being presented solely for purposes of illustrating the potential impact of these pipeline transactions, as well as future investments to be made with funds we have available for investment, as if they had occurred at July 1, 2017, based on information currently available to management and assumptions management has made with respect to our future pipeline.

The Company is providing no assurances that any of the above transactions are probable, or that they will close or that management will identify or acquire investments consistent with our pipeline assumptions, and the failure to do so would significantly impact pro forma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the pro forma guidance, and actual quarterly results will differ significantly from the pro forma guidance shown above. Investors should not rely on pro forma guidance as a forecast of the actual performance of the Company.

12

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, calculated on a consolidated basis. We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation and amortization, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items. Below is a reconciliation of net (loss) income attributable to common stockholders to EBITDA (unaudited and dollars in thousands).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net (loss) income attributable to common stockholders	$(12,017)	$(2,551)	$563	$(11,727)
Net (loss) income attributable to noncontrolling interest	(507)	(96)	18,392	(246)
Preferred stock dividends	7,038	3,940	19,271	8,391
Preferred stock accretion	905	275	1,889	568
Interest expense, net	7,395	5,274	22,339	14,091
Depreciation and amortization	11,763	7,166	33,094	22,465
EBITDA	$14,577	$14,008	$95,548	$33,542
Acquisition and pursuit costs	15	689	3,215	2,143
Management internalization process expense	826	-	1,647	-
Weather-related losses, net	678	-	678	-
Non-cash equity compensation	2,931	2,417	13,050	6,698
Non-recurring income	-	-	(17)	-
Gain on sale of real estate investments	-	(4,947)	(50,040)	(4,947)
Gain on sale of real estate joint venture interest, net	-	-	(10,238)	-
Loss on early extinguishment of debt	-	2,393	1,639	2,393
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(498)	-	(990)	-
Non-recurring equity in income of unconsolidated joint ventures	-	(234)	-	(234)
Adjusted EBITDA	$18,529	$14,326	$54,492	$39,595

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Certain amounts in prior periods, related to tenant reimbursements for utility expenses amounting to $1.0 million and $2.7 million for the three months and nine months ended September 30, 2016, have been reclassified to other property revenues from property operating expenses, to conform to the current period presentation which includes tenant reimbursements for utility expenses amounting to $1.6 million and $4.6 million for the three months and nine months ended September 30, 2017.  In addition, property management fees have been reclassified from property operating expenses.

13

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

The following table reflects net (loss) income attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
	2017	2016	2017	2016
Net (loss) income attributable to common stockholders	$(12,017)	$(2,551)	$563	$(11,727)
Add pro-rata share:
Depreciation and amortization	10,771	6,197	29,900	19,436
Amortization of non-cash interest expense	245	472	1,491	620
Property management fees	773	587	2,227	1,635
Management fees	2,773	1,839	11,609	4,430
Acquisition and pursuit costs	15	619	3,039	1,993
Loss on early extinguishment of debt	-	2,269	1,534	2,269
Corporate operating expenses	1,091	1,169	4,203	4,101
Management internalization process expense	818	-	1,629	-
Weather-related losses, net	635	-	635	-
Preferred dividends	6,966	3,883	19,066	8,268
Preferred stock accretion	896	271	1,870	560
Less pro-rata share:
Other income	-	26	16	26
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,663	3,030	7,783	8,491
Interest income from related parties	2,099	-	5,680	-
Gain on sale of real estate joint venture interest, net	-	-	6,332	-
Gain on sale of real estate investments	-	4,876	33,945	4,876
Pro-rata share of properties' income	8,204	6,823	24,010	18,192
Add:
Noncontrolling interest pro-rata share of property income	555	1,128	2,673	3,224
Total property income	8,759	7,951	26,683	21,416
Add:
Interest expense, net	7,215	4,730	20,375	13,381
Net operating income	15,974	12,681	47,058	34,797
Less:
Non-same store net operating income	8,773	5,435	30,186	18,616
Same store net operating income	$7,201	$7,246	$16,872	$16,181

(1) Same Store sales for the three months ended September 30, 2017 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sorrel, Sovereign, ARIUM at Palmer Ranch, ARIUM Gulfshore, and The Preserve at Henderson Beach.

(2) Same Store sales for the nine months ended September 30, 2017 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, ARIUM at Palmer Ranch, and ARIUM Gulfshore.

Contact

(Media)

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

14

Bluerock Residential Growth REIT, Inc.
Financial and Operating Highlights
For the Three and Nine Months Ended September 30, 2017
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
OPERATING INFORMATION	2017	2016	% Change	2017	2016	% Change

Total revenue	$30,063	$20,577	46.1%	$86,734	$57,389	51.1%

Property NOI margins	57.2%	61.6%	(7.1%)	58.1%	60.6%	(4.1%)

Property NOI	$15,974	$12,681	26.0%	$47,058	$34,797	35.2%

General and administrative expenses as a percentage of revenue(1)	3.2%	3.0%	6.7%	3.4%	3.4%	0.0%

Net (loss) income per common share - Diluted	$(0.45)	$(0.12)	-	$0.02	$(0.57)	-

AFFO attributable to common shareholders per share(2)	$0.13	$0.21	(38.1%)	$0.44	$0.68	(35.3%)

Pro forma AFFO attributable to common shareholders per share(3)	$0.37	N/A	-	N/A	N/A	-

Dividend per share	$0.29	$0.29	-	$0.87	$0.87	-

(1) General and administrative expenses exclude non-cash expense, such as non-cash equity compensation.

(2) See page 30 for the Company's definition of this non-GAAP measurement and reasons for using it.

(3) Pro forma AFFO for the three months ended September 30, 2017 assumes the investment of $138 million in estimated available cash had occurred on July 1, 2017:

				Investment
#	Investment	MSA	# Units	Amount (in millions)
1	Acquisition - Identified Assets	Orlando, FL & Houston, TX	720	$33
2	Mezzanine Loan - Identified Developments	Atlanta, GA & Fort Lauderdale, FL	783	40
3	Acquisition - Unidentified Assets, assumes 5.75% cap rate	-	-	42
4	Mezzanine Loan - Unidentified	-	-	23
	Total			$138

The pro forma guidance is being presented solely for purposes of illustrating the potential impact of these pipeline transactions, as well as future investments to be made with funds we have available for investment, as if they had occurred at July 1, 2017, based on information currently available to management and assumptions management has made with respect to our future pipeline.

The Company is providing no assurances that any of the above transactions are probable, or that they will close or that management will identify or acquire investments consistent with our pipeline assumptions, and the failure to do so would significantly impact pro forma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the pro forma guidance, and actual quarterly results will differ significantly from the pro forma guidance shown above. Investors should not rely on pro forma guidance as a forecast of the actual performance of the Company.

15

Bluerock Residential Growth REIT, Inc.
Share and Dividend Information
Third Quarter 2017
(Unaudited and dollars in thousands except for share and per share data)

Weighted Average Common Stock and Units Outstanding for the quarter ended September 30, 2017
Class A Common Stock	24,192,613
LTIP Units	2,281,731
Weighted Average Common Stock and LTIP Units Outstanding, Diluted	26,474,344
OP Units	274,748
Weighted Average Common Stock and Total Units Outstanding, Diluted	26,749,092

Outstanding Common Stock and Units at September 30, 2017	26,969,186

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at September 30, 2017	5,721,460

Outstanding Series B Redeemable Preferred Stock at September 30, 2017	137,708

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at September 30, 2017	2,323,750

Outstanding 7.125% Series D Cumulative Preferred Stock at September 30, 2017	2,850,602

Common Stock Dividend Yield
Annualized common stock dividend rate (1)	$1.16
Price per common share (2)	$11.06
Annualized common stock dividend yield	10.49%

(1) Annualized rate based on $0.29 per common share quarterly dividend for the quarter ending September 30, 2017, paid monthly. Actual dividend amounts will be determined by the Board of Directors, and are subject to the Board of Directors current review of its dividend policy.

(2) Closing common stock price of $11.06 as of September 30, 2017.

16

Bluerock Residential Growth REIT, Inc.
EBITDA and Interest Information
Third Quarter 2017
(Unaudited and dollars in thousands)

Consolidated
Three Months Ended
September 30, 2017
Q3 EBITDA CALCULATION
Net (loss) income attributable to common stockholders	$(12,017)
Net (loss) income attributable to noncontrolling interest	(507)
Preferred stock dividends	7,038
Preferred stock accretion	905
Interest expense, net	7,395
Depreciation and amortization	11,763
EBITDA (1)	$14,577
Acquisition and pursuit costs	15
Management internalization process expense	826
Weather-related losses, net	678
Non-cash equity compensation	2,931
Non-cash equity in earnings of unconsolidated joint ventures	(498)
Adjusted EBITDA	$18,529

Modified Q3 EBITDA calculation (2)
Adjusted EBITDA	$18,529
Adjustment	987
Modified Q3 EBITDA	$19,516
Modified Q3 EBITDA annualized	$78,064

Modified Q3 interest calculation (2)(3)
Interest Expense	$7,373
Adjustment	354
Modified Q3 interest expense	$7,727
Modified Q3 interest expense annualized	$30,908

(1) See page 31 for a reconciliation of net income attributable to common stockholders to EBITDA and the Company's definition of EBITDA and reasons for using it.

(2) Adjustment to EBITDA and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on July 1, 2017: acquisitions of Villages at Cypress Creek and Citrus Tower. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3) Interest expense excludes fair market value adjustments and amortization of deferred financing costs.

17

Bluerock Residential Growth REIT, Inc.
Financial Statistics
Third Quarter 2017
(Unaudited and dollars in thousands)

	Consolidated
	Three Months Ended
	September 30, 2017

Interest Coverage Ratio
Modified Q3 EBITDA *	$19,516
Modified Q3 interest expense (4) *	$7,727
Interest Coverage Ratio	2.53	x

Quarterly Fixed Charge Coverage Ratio
Modified Q3 interest expense (4) *	$7,727
Preferred stock dividends	$7,038
Total fixed charges	$14,765
Modified Q3 EBITDA *	$19,516
Modified Q3 EBITDA fixed charge coverage ratio	1.32	x

Net Debt / Modified EBITDA Ratio
Total debt (1)	$853,565
Less: cash (3)	$(167,285)
Net debt (less cash)	$686,280
Modified Q3 EBITDA (annualized)*	$78,064
Net Debt / Modified EBITDA Ratio	8.79	x

Leverage as a Percentage of assets
Total debt (1)	$853,565
Total undepreciated assets (2)	$1,579,232
Total Debt / Total Undepreciated Assets	54.0%
Net Debt / Net Undepreciated Assets	48.6%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$715,874
Total debt (1)	$853,565
Total Enterprise Value	$1,569,439
Total Debt / Total Enterprise Value	54.4%
Net Debt / Total Enterprise Value	43.7%

(1) Total debt excludes amortization of fair market value adjustments of $2.1 million and deferred financing costs of $8.5 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes fair market value adjustments and amortization of deferred financing costs.

(5) Total market cap is calculated by using common shares, preferred shares, and equivalents (LTIP Units) times the September 30, 2017 closing share prices.

* Adjustment to EBITDA and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on July 1, 2017: acquisitions of Villages at Cypress Creek and Citrus Tower. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

18

Bluerock Residential Growth REIT, Inc.
Recent Acquisitions and Pending Investments
(Unaudited and dollars in millions)

Summary of Recent Acquisitions and Pending Investments

Property	Location	Date of Investment	Year Built/ Renovated(1)	Number of Units	Ownership Interest in Property	Purchase Price	Average Rent(2)
Recent Acquisitions
Preston View	Morrisville, NC	2/17/2017	2000	382	91.8%	$59.5	$1,005
Wesley Village	Charlotte, NC	3/9/2017	2010	301	91.8%	57.2	1,290
Marquis at Crown Ridge	San Antonio, TX	6/9/2017	2009	352	90.0%	39.5	960
Marquis at Stone Oak	San Antonio, TX	6/9/2017	2007	335	90.0%	55.4	1,387
Marquis at The Cascades	Tyler, TX	6/9/2017	2009	582	90.0%	73.2	1,105
Marquis at TPC	San Antonio, TX	6/9/2017	2008	139	90.0%	20.9	1,413
Villages at Cypress Creek	Houston, TX	9/8/2017	2001	384	80.0%	40.7	1,046
Citrus Tower	Orlando, FL	9/28/2017	2006	336	96.8%	55.3	1,227

Total/Average for recent acquisitions				2,811		$401.7	$1,158
Pending Investments at September 30, 2017
Outlook at Greystone(3)	Birmingham, AL		2007	300	100.0%	$36.3	$932
ARIUM Hunter’s Creek(3)	Orlando, FL		1999	532	100.0%	96.9	1,304
ARIUM Metrowest(3)	Orlando, FL		2001	510	100.0%	86.0	1,254
The Mills	Greenville, SC		2013	304	100.0%	40.3	977

Total/Average for pending investments				1,646		$259.5	$1,150
Total recent acquisitions and pending investments				4,457		$661.2	$1,155

(1) All dates are for the year construction was completed.

(2) Represents the average effective monthly rent per occupied unit for all occupied units for the three months ended September 30, 2017. The average rent for the development projects and the pending investments is pro forma based on underwriting.

(3) Outlook at Greystone was acquired on October 19, 2017. ARIUM Hunter’s Creek and ARIUM Metrowest were acquired on October 30, 2017.

19

Bluerock Residential Growth REIT, Inc.
Recent Dispositions
(Unaudited and dollars in millions)

Summary of Recent Dispositions

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds	IRR	Equity Multiple
Village Green of Ann Arbor	Ann Arbor, MI	2/22/2017	520	48.6%	$71.4	$13.6	38%	2.32
Lansbrook Village	Palm Harbor, FL	4/26/2017	621	90.0%	$82.4	$19.1	25%	1.71
Fox Hill	Austin, TX	5/24/2017	288	94.6%	$46.5	$16.4	26%	1.62
MDA Apartments (1)	Chicago, IL	6/30/2017	190	35.3%	$18.3	$11.0	22%	2.23
Total/Weighted Average			1,619		$218.6	$60.1	27%	1.86

(1) Represents sale of the Company's 35% joint venture interest in MDA Apartments.

20

Bluerock Residential Growth REIT, Inc.
Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties
For the Three and Nine Months Ended September 30, 2017
(Unaudited and dollars in thousands)

Investments in Unconsolidated Real Estate Joint Ventures

Multifamily Community Name	Investment as of July 1, 2017	Additional Investments (Dispositions) during the quarter	Investment as of September 30, 2017	Preferred Return	Income Earned for the Three Months Ended September 30, 2017	Income Earned for the Nine Months Ended September 30, 2017

Alexan CityCentre	$9,258	$-	$9,258	15%	$385	$1,010
Alexan Southside	19,015	-	19,015	15%	740	2,113
APOK Townhomes	7	-	7	*	-	-
Domain	12	-	12	*	-	141
EOS	-	-	-	15%	(3)	(25)
Flagler Village	24,656	728	25,384	*	(1)	(5)
Helios	16,360	-	16,360	15%	619	1,835
Lake Boone Trail	11,930	-	11,930	15%	451	1,319
West Morehead	14	-	14	*	-	-
Whetstone **	12,932	-	12,932	15%	497	1,477
	$94,184	$728	$94,912		$2,688	$7,865

* The property is currently an equity method investment with common ownership.

** Commencing April 1, 2017, the Whetstone preferred income is being accrued and not paid currently.

Notes and Accrued Interest Receivable from Related Parties

Multifamily Community Name	Note Receivable as of July 1, 2017	Change	Note Receivable as of September 30, 2017	Note Receivable Interest	Interest Income Earned for the Three Months Ended September 30, 2017	Interest Income Earned for the Nine Months Ended September 30, 2017

APOK Townhomes	$11,360	$-	$11,360	15%	$424	$1,232
Domain	20,528	-	20,528	15%	767	1,758
West Morehead	24,961	(78)	24,883	15%	929	2,751
	$56,849	$(78)	$56,771		$2,120	$5,741

21

Bluerock Residential Growth REIT, Inc.
Portfolio Information
Third Quarter 2017
(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent(2)		Revenue per Occupied Unit(3)		Revenue per Occupied Unit(4)		Average Occupancy
Operating Properties:
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	$1,201		$1,327		$1,234		93.5%
ARIUM Grandewood	Orlando, FL	306	2005	1,231		1,349		1,281		95.2%
ARIUM Gulfshore	Naples, FL	368	2016	1,235		1,334		1,232		90.6%
ARIUM Palms	Orlando, FL	252	2008	1,257		1,380		1,280		95.8%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	1,152		1,325		1,238		95.6%
ARIUM Westside	Atlanta, GA	336	2008	1,466	(5)	1,727	(5)	1,645	(5)	93.6%
Ashton Reserve	Charlotte, NC	473	2015	1,066		1,161		1,067		95.5%
Citrus Tower	Orlando,FL	336	2006	1,227		1,218		1,218		92.3%
Enders Place at Baldwin Park	Orlando, FL	220	2003	1,675		1,815		1,765		94.0%
James on South First	Austin, TX	250	2016	1,151		1,295		1,212		96.0%
Marquis at Crown Ridge	San Antonio, TX	352	2009	960		1,073		1,011		94.5%
Marquis at Stone Oak	San Antonio, TX	335	2007	1,387		1,490		1,425		90.3%
Marquis at The Cascades	Tyler, TX	582	2009	1,105		1,193		1,162		94.6%
Marquis at TPC	San Antonio, TX	139	2008	1,413		1,525		1,456		89.1%
Nevadan	Atlanta, GA	480	1990	1,104		1,256		1,163		94.8%
Park & Kingston	Charlotte, NC	168	2015	1,227		1,323		1,268		96.6%
Preston View	Morrisville, NC	382	2000	1,005		1,118		1,038		96.1%
Roswell City Walk	Roswell, GA	320	2015	1,496		1,682		1,541		94.9%
Sorrel	Frisco, TX	352	2015	1,209		1,241		1,171		91.5%
Sovereign	Fort Worth, TX	322	2015	1,243		1,371		1,321		94.4%
The Brodie	Austin, TX	324	2001	1,111		1,309		1,193		96.5%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,359		1,481		1,423		96.6%
Villages at Cypress Creek	Houston, TX	384	2001	1,046		1,146		1,090		93.0%
Wesley Village	Charlotte, NC	301	2010	1,290		1,369		1,310		96.5%
Whetstone	Durham, NC	204	2015	1,117		1,397		1,166		92.6%

Total Operating Properties		8,166		$1,214		$1,289		$1,211		94.2%

Development Properties:
Alexan CityCentre	Houston, TX	340		$2,144	(6)	N/A		N/A		N/A
Alexan Southside Place	Houston, TX	270		2,012	(6)	N/A		N/A		N/A
APOK Townhomes	Boca Raton, FL	90		2,549	(6)	N/A		N/A		N/A
Crescent Perimeter	Atlanta, GA	320		1,749	(6)	N/A		N/A		N/A
Domain	Garland, TX	299		1,469	(6)	N/A		N/A		N/A
Flagler Village	Fort Lauderdale, FL	384		2,358	(6)	N/A		N/A		N/A
Helios	Atlanta, GA	282		1,486	(6)	N/A		N/A		N/A
Lake Boone Trail	Raleigh, NC	245		1,271	(6)	N/A		N/A		N/A
Vickers Village	Roswell, GA	79		3,176	(6)	N/A		N/A		N/A
West Morehead	Charlotte, NC	286		1,507	(6)	N/A		N/A		N/A

Total Development Properties		2,595		$1,858		N/A		N/A		N/A

Total Operating and Development Properties		10,761		$1,373		$1,289		$1,211		94.2%

Pending Properties:
ARIUM Hunter’s Creek	Orlando, FL	532	1999	$1,304		N/A		N/A		N/A
ARIUM Metrowest	Orlando, FL	510	2001	1,254		N/A		N/A		N/A
Outlook at Greystone	Birmingham, AL	300	2007	932		N/A		N/A		N/A
The Mills	Greenville, SC	304	2013	977		N/A		N/A		N/A
Total Pending Properties		1,646		$1,150		N/A		N/A		N/A

Total Portfolio Including Pending Properties		12,407		$1,346		$1,289		$1,211		94.2%

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for all occupied units for the three months ended September 30, 2017.

(3) Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended September 30, 2017.

(4) Revenue per occupied unit amounts excludes utility income to be comparable with prior quarters for the three months ended September 30, 2017.

(5) Represents average rent and revenue per occupied unit for residential units only and excludes the property's retail space.

(6) Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

22

Bluerock Residential Growth REIT, Inc.
Development Properties As of September 30, 2017
(Unaudited and dollars in millions)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Estimated/Actual Dates for
Multifamily Community Name(1)	Planned Number of Units	Total Estimated Construction Cost	Cost to Date	Estimated Construction Cost Per Unit	Total Available Financing	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations(2)
Alexan CityCentre	340	$83.0	$79.9	$244,118	$55.1	4Q14	2Q17	4Q17	1Q19
Helios	282	$50.9	$46.4	$180,496	$38.1	4Q15	2Q17	4Q17	4Q18
Alexan Southside Place	270	$49.0	$40.6	$181,481	$31.6	4Q15	4Q17	2Q18	1Q19
Lake Boone Trail	245	$40.2	$28.0	$164,082	$25.2	2Q16	3Q17	3Q18	2Q19
Vickers Village	79	$30.6	$18.2	$387,342	$18.0	2Q16	3Q18	4Q18	3Q19
APOK Townhomes	90	$28.9	$12.5	$321,111	$18.7	2Q17	3Q18	1Q19	3Q19
Crescent Perimeter	320	$70.0	$29.0	$218,750	$44.7	4Q16	4Q18	2Q19	4Q19
West Morehead	286	$60.0	$22.1	$209,790	$41.8	4Q16	4Q18	2Q19	4Q19
Domain	299	$52.6	$13.9	$175,920	$36.7	1Q17	4Q18	2Q19	4Q19
Flagler Village	384	$137.3	$28.6	$357,552	$103.0	1Q18	3Q19	3Q20	3Q21

(1) The properties are under development. Alexan CityCentre, Alexan Southside Place, Helios, and Lake Boone Trail are preferred equity investments with an option to convert into partial ownership upon stabilization.  Domain Phase 1, West Morehead, and APOK Townhomes are mezzanine loan investments with an option to purchase indirect property interest upon maturity.  Flagler Village, Vickers Village, and Crescent Perimeter are common interests and do not have a preferred equity or mezzanine structure.

(2) We defined stabilized occupancy as the earlier of the attainment of 90% physical occupancy or one year after the completion of construction.

23

Bluerock Residential Growth REIT, Inc.
Condensed Consolidated Balance Sheets
Third Quarter 2017
(Unaudited and dollars in thousands except for share and per share data)

	September 30, 2017	December 31, 2016
ASSETS
Net Real Estate Investments
Land	$157,420	$142,274
Buildings and improvements	1,015,262	848,445
Furniture, fixtures and equipment	32,991	27,617
Construction in progress	32,696	10,878
Total Gross Real Estate Investments	1,238,369	1,029,214
Accumulated depreciation	(44,171)	(42,137)
Total Net Real Estate Investments	1,194,198	987,077
Cash and cash equivalents	134,632	82,047
Restricted cash	32,653	45,402
Notes and accrued interest receivable from related parties	56,771	21,267
Due from affiliates	1,756	948
Accounts receivable, prepaid and other assets	15,945	8,610
Preferred equity investments and investments in unconsolidated real estate joint ventures	94,912	91,132
In-place lease intangible assets, net	4,330	4,839
Total Assets	$1,535,197	$1,241,322

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$847,162	$710,575
Accounts payable	3,158	1,669
Other accrued liabilities	25,159	13,431
Due to affiliates	3,269	2,409
Distributions payable	8,580	7,328
Total Liabilities	887,328	735,412
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized, and 5,721,460 issued and outstanding as of September 30, 2017 and December 31, 2016	138,622	138,316
Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 225,000 shares authorized, 137,708 and 21,482 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	120,925	18,938
7.6250% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized, 2,323,750 issued and outstanding as of September 30, 2017 and December 31, 2016	56,127	56,095
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 230,900,000 shares authorized; none issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized, 2,850,602 issued and outstanding as of September 30, 2017 and December 31, 2016	68,705	68,760
Common stock - Class A, $0.01 par value, 747,586,185 shares authorized; 24,193,109 and 19,567,506 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	242	196
Additional paid-in-capital	329,219	257,403
Distributions in excess of cumulative earnings	(106,838)	(84,631)
Total Stockholders’ Equity	291,328	241,728
Noncontrolling Interests
Operating partnership units	1,799	2,216
Partially owned properties	39,068	48,617
Total Noncontrolling Interests	40,867	50,833
Total Equity	332,195	292,561
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$1,535,197	$1,241,322

24

Bluerock Residential Growth REIT, Inc.
Consolidated Statements of Operations For the Three and Nine Months Ended September 30, 2017 and 2016
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Net rental income	$24,871	$18,572	$72,354	$52,013
Other property revenues	3,072	2,005	8,639	5,376
Interest income from related parties	2,120	—	5,741	—
Total revenues	30,063	20,577	86,734	57,389
Expenses
Property operating	11,969	7,896	33,935	22,592
Property management fees	781	595	2,250	1,659
General and administrative	1,103	1,177	4,249	4,155
Management fees	2,802	1,866	11,733	4,495
Acquisition and pursuit costs	15	689	3,215	2,143
Management internalization	826	—	1,647	—
Weather-related losses, net	678	—	678	—
Depreciation and amortization	11,763	7,166	33,094	22,465
Total expenses	29,937	19,389	90,801	57,509
Operating income (loss)	126	1,188	(4,067)	(120)
Other income (expense)
Other income	—	26	17	26
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,688	3,074	7,865	8,617
Gain on sale of real estate investments	—	4,947	50,040	4,947
Gain on sale of real estate joint venture interest, net	—	—	10,238	—
Loss on early extinguishment of debt	—	(2,393)	(1,639)	(2,393)
Interest expense, net	(7,395)	(5,274)	(22,339)	(14,091)
Total other (expense) income	(4,707)	380	44,182	(2,894)
Net (loss) income	(4,581)	1,568	40,115	(3,014)
Preferred stock dividends	(7,038)	(3,940)	(19,271)	(8,391)
Preferred stock accretion	(905)	(275)	(1,889)	(568)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(125)	(37)	4	(173)
Partially-owned properties	(382)	(59)	18,388	(73)
Net (loss) income attributable to noncontrolling interests	(507)	(96)	18,392	(246)
Net (loss) income attributable to common stockholders	$(12,017)	$(2,551)	$563	$(11,727)

Net (loss) income per common share - Basic	$(0.45)	$(0.12)	$0.02	$(0.57)

Net (loss) income per common share – Diluted	$(0.45)	$(0.12)	$0.02	$(0.57)

Weighted average basic common shares outstanding	26,474,093	20,908,543	25,851,536	20,706,338
Weighted average diluted common shares outstanding	26,474,093	20,908,543	25,852,059	20,706,338

25

Bluerock Residential Growth REIT, Inc.
Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) Attributable to Common Stockholders
For the Three and Nine Months Ended September 30, 2017 and 2016
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net (loss) income attributable to common stockholders	$(12,017)	$(2,551)	$563	$(11,727)
Common stockholders pro-rata share of:
Real estate depreciation and amortization(1)	10,771	6,197	29,900	19,436
Gain on sale of real estate investments	—	(4,876)	(33,945)	(4,876)
Gain on sale of real estate joint venture interests, net	—	—	(6,332)	—
FFO Attributable to Common Stockholders(2)	$(1,246)	$(1,230)	$(9,814)	$2,833
Common stockholders pro-rata share of:
Amortization of non-cash interest expense	245	472	1,491	620
Acquisition and pursuit costs	15	619	3,039	1,993
Management internalization process expense	818	—	1,629	—
Loss on early extinguishment of debt	—	2,269	1,534	2,269
Weather-related losses, net	635	—	635	—
Non-recurring income	—	—	(16)	—
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(493)	—	(980)	—
Normally recurring capital expenditures	(387)	(239)	(1,011)	(656)
Preferred stock accretion	896	271	1,870	560
Non-cash equity compensation	2,900	2,382	12,912	6,600
Non-recurring equity in income of unconsolidated joint ventures	—	(231)	—	(231)
AFFO Attributable to Common Stockholders(2)	$3,383	$4,313	$11,289	$13,988

Weighted average common shares outstanding - diluted(3)	26,474,344	20,909,727	25,852,059	20,711,836

PER SHARE INFORMATION:
FFO Attributable to Common Stockholders - diluted	$(0.05)	$(0.06)	$(0.38)	$0.14
AFFO Attributable to Common Stockholders - diluted	$0.13	$0.21	$0.44	$0.68
Pro forma AFFO Attributable to Common Stockholders - diluted (4)	$0.37	N/A	N/A	N/A

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

(2)    See page 30 for the Company's definitions of these non-GAAP measurements.

(3)    Total weighted average shares for the quarter, including OP units of 274,748 was 26,749,092. AFFO related to the OP units is excluded from the calculation above. When including both, AFFO attributable to OP units and 274,748 of OP units in the weighted average share count, in the above calculation, AFFO is $0.13 per share.

(4) Pro forma AFFO for the three months ended September 30, 2017 assumes the investment of $138 million in estimated available cash had occurred on July 1, 2017:

				Investment
#	Investment	MSA	# Units	Amount (in millions)
1	Acquisition - Identified Assets	Orlando, FL & Houston, TX	720	$33
2	Mezzanine Loan - Identified Developments	Atlanta, GA & Fort Lauderdale, FL	783	40
3	Acquisition - Unidentified Assets, assumes 5.75% cap rate	-	-	42
4	Mezzanine Loan - Unidentified	-	-	23
	Total			$138

The pro forma guidance is being presented solely for purposes of illustrating the potential impact of these pipeline transactions, as well as future investments to be made with funds we have available for investment, as if they had occurred at July 1, 2017, based on information currently available to management and assumptions management has made with respect to our future pipeline.

The Company is providing no assurances that any of the above transactions are probable, or that they will close or that management will identify or acquire investments consistent with our pipeline assumptions, and the failure to do so would significantly impact pro forma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the pro forma guidance, and actual quarterly results will differ significantly from the pro forma guidance shown above. Investors should not rely on pro forma guidance as a forecast of the actual performance of the Company.

26

Bluerock Residential Growth REIT, Inc.
Debt Summary Information
As of September 30, 2017
(Unaudited and dollars in thousands)

Debt Outstanding

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM at Palmer Ranch	$26,925	3.40%	LIBOR + 2.17% (1)	February 1, 2023
ARIUM Grandewood	34,294	3.05%	Floating (2)	December 1, 2024
ARIUM Gulfshore	32,626	3.40%	LIBOR + 2.17% (1)	February 1, 2023
ARIUM Palms	24,999	3.45%	LIBOR + 2.22% (1)	September 1, 2022
ARIUM Pine Lakes	26,950	3.95%	Fixed	November 1, 2023
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashton Reserve I	31,528	4.67%	Fixed	December 1, 2025
Ashton Reserve II	15,270	3.85%	LIBOR + 2.62% (1)	January 1, 2026
Citrus Tower	41,438	4.07%	Fixed	October 1, 2024
Crescent Perimeter (3)	1,920	4.23%	LIBOR + 3.00% (1)	December 12, 2020
Enders Place at Baldwin Park (4)	24,401	4.30%	Fixed	November 1, 2022
James on South First	26,500	4.35%	Fixed	January 1, 2024
Marquis at Crown Ridge	29,362	2.84%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at Stone Oak	43,125	2.84%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at The Cascades I	33,207	2.84%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at The Cascades II	23,175	2.84%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at TPC	17,273	2.84%	LIBOR + 1.61% (1)	June 1, 2024
Nevadan	48,431	3.71%	LIBOR + 2.48% (1)	November 1, 2023
Park & Kingston (5)	18,432	3.41%	Fixed	April 1, 2020
Preston View	41,066	3.30%	LIBOR + 2.07% (1)	March 1, 2024
Roswell City Walk	51,000	3.63%	Fixed	December 1, 2026
Sorrel	38,684	3.52%	LIBOR + 2.29% (1)	May 1, 2023
Sovereign	28,880	3.46%	Fixed	November 10, 2022
The Brodie	34,825	3.71%	Fixed	December 1, 2023
The Preserve at Henderson Beach	36,484	4.65%	Fixed	January 5, 2023
Vickers Village (6)	3,875	4.23%	LIBOR + 3.00% (6)	December 1, 2020
Villages at Cypress Creek	26,200	3.23%	Fixed	October 1, 2022
Wesley Village	40,545	4.25%	Fixed	April 1, 2024
Total	853,565
Fair value adjustments	2,055
Deferred financing costs, net	(8,458)
Total	$847,162
Weighted Average Interest Rate	3.61%

(1) One-month LIBOR as of September 30, 2017 was 1.23%.

(2) ARIUM Grandewood principal balance includes the initial advance of $29.44 million at a floating rate of 1.67% plus one-month LIBOR and a $4.85 million supplemental loan at a floating rate of 2.74% plus one-month LIBOR. At September 30, 2017, the interest rates on the initial advance and supplemental loan were 2.90% and 3.97%, respectively.

(3) Construction loan of up to $44.7 million, with interest at a floating rate of 3.00% plus one-month LIBOR. The loan has a one-year extension option subject to certain conditions.

(4) The Enders Place at Baldwin Park principal balance includes a $16.6 million loan at a fixed rate of 3.97% and a $7.8 million supplemental loan at a fixed rate of 5.01%.

(5) The Park & Kingston principal balance includes a $15.3 million loan at a fixed rate of 3.21% and a $3.2 million supplemental loan at a fixed rate of 4.34%.

(6) Construction loan of up to $18.0 million, with interest at a floating rate of 3.00% plus one-month LIBOR.

27

Bluerock Residential Growth REIT, Inc.
Debt Summary Information Continued
As of September 30, 2017
(Unaudited and dollars in thousands)

Debt Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2017	$502	$236	$738	0.09%
2018	2,223	1,863	4,086	0.48%
2019	3,883	3,769	7,652	0.90%
2020	24,311	10,916	35,227	4.13%
2021	6,897	5,276	12,173	1.43%
Thereafter	401,516	392,173	793,689	92.99%
	$439,332	$414,233	$853,565	100.00%
Fair Value Adjustments	2,055	-	2,055
Subtotal	$441,387	$414,233	$855,620
Deferred Financing Costs	(4,023)	(4,435)	(8,458)
Total	$437,364	$409,798	$847,162

	Amounts	% of Total	Weighted Average Rates	Weighted Average Maturities (years)
Secured Fixed Rate Debt	$441,387	51.6%	3.96%	6.3
Secured Floating Rate Debt	414,233	48.4%	3.24%	6.2
Total	$855,620	100.0%	3.61%	6.3

28

Bluerock Residential Growth REIT, Inc.
2017 Fourth Quarter Outlook
(Unaudited and dollars in thousands except for per share data)

2017 Fourth Quarter Outlook (10)
($ in thousands except per share amounts)

Earnings
Adjusted Funds From Operations Attributable to Common Stockholders per share *	$0.03 - $0.06

Operations
Revenue (1)	$32,520 - $33,070
Property Operating Margin	56.9% - 58.5%
Property Management Fee as percentage of revenue	2.9%
Interest expense	$9,160
Pro-rata non-cash interest expense (2)	$440
General and administrative expenses as percentage of revenue (3)	7.0% - 6.9%
Management fees	$1,020
Depreciation and amortization expense	$12,250
Depreciation and amortization recapture (4)	76.5%
Equity in operating earnings in unconsolidated subsidiaries (4)	$2,220
Interest income from related parties	$2,120
Noncontrolling interest (6)	20.3% - 20.1%
Noncontrolling interest of AFFO (7)	44.5% - 36.5%
Preferred stock dividends (8)	$7,830
Recurring capex (9)	$430 - $400

* Estimated weighted average diluted shares outstanding is 24,685,000.

(1) Revenue includes only property level revenues and excludes income from preferred investments and mezzanine loans, which flow through the "Equity in operating earnings of unconsolidated subsidiaries" and "interest income from related parties" line items, respectively.

(2) Estimate of the Company's pro-rata share of non-cash interest expense for AFFO purposes.

(3) General and administrative expenses exclude non-cash expenses, such as non-cash equity compensation.

(4) Represents estimated recapture of the Company's pro-rata share of depreciation for AFFO purposes and excludes depreciation and amortization on forecasted acquisitions.

(5) Represents the Company's share of income from unconsolidated subsidiaries including preferred investment income.

(6) Represents estimated net income/loss (excluding non-cash equity compensation, gain on sale of real estate assets, acquisition costs and depreciation on forecasted acquisitions) attributable to non-controlling interest of OP unit holders and joint venture partner interests.

(7) Represents estimated AFFO attributable to non-controlling interest of OP unit holders and joint venture partner interests.

(8) Estimate of the Company's projected preferred stock dividends.

(9) Estimate of the Company's pro-rata share of recurring capital expenditures for AFFO purposes.

(10) The Company has not reconciled projected Adjusted Funds From Operations Attributable to Common Shareholders per share (“AFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

29

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations, Attributable to Common Shareholders

Funds from operations attributable to common stockholders (“FFO”), is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”), definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations attributable to common stockholders (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition and pursuit costs, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in thirteen additional operating properties and three development investments, and sold five properties subsequent to September 30, 2016. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

30

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures
(Unaudited and dollars in thousands)

Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, calculated on a consolidated basis. We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation and amortization, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items. Below is a reconciliation of net income (loss) applicable to common shares to EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net (loss) income attributable to common stockholders	$(12,017)	$(2,551)	$563	$(11,727)
Net (loss) income attributable to noncontrolling interest	(507)	(96)	18,392	(246)
Preferred stock dividends	7,038	3,940	19,271	8,391
Preferred stock accretion	905	275	1,889	568
Interest expense, net	7,395	5,274	22,339	14,091
Depreciation and amortization	11,763	7,166	33,094	22,465
EBITDA	$14,577	$14,008	$95,548	$33,542
Acquisition and pursuit costs	15	689	3,215	2,143
Management internalization process expense	826	-	1,647	-
Weather-related losses, net	678	-	678	-
Non-cash equity compensation	2,931	2,417	13,050	6,698
Non-recurring income	-	-	(17)	-
Gain on sale of real estate investments	-	(4,947)	(50,040)	(4,947)
Gain on sale of real estate joint venture interests, net	-	-	(10,238)	-
Loss on early extinguishment of debt	-	2,393	1,639	2,393
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(498)	-	(990)	-
Non-recurring equity in income of unconsolidated joint ventures	-	(234)	-	(234)
Adjusted EBITDA	$18,529	$14,326	$54,492	$39,595

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Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures
(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Certain amounts in prior periods, related to tenant reimbursements for utility expenses amounting to $1.0 million and $2.7 million for the three months and nine months ended September 30, 2016, have been reclassified to other property revenues from property operating expenses, to conform to the current period presentation which includes tenant reimbursements for utility expenses amounting to $1.6 million and $4.6 million for the three months and nine months ended September 30, 2017.  In addition, property management fees have been reclassified from property operating expenses.

The following table reflects net (loss) income attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
	2017	2016	2017	2016
Net (loss) income attributable to common stockholders	$(12,017)	$(2,551)	$563	$(11,727)
Add pro-rata share:
Depreciation and amortization	10,771	6,197	29,900	19,436
Amortization of non-cash interest expense	245	472	1,491	620
Property management fees	773	587	2,227	1,635
Management fees to related parties	2,773	1,839	11,609	4,430
Acquisition and pursuit costs	15	619	3,039	1,993
Loss on early extinguishment of debt	-	2,269	1,534	2,269
Corporate operating expenses	1,091	1,169	4,203	4,101
Management internalization process expense	818	-	1,629	-
Weather-related losses, net	635	-	635	-
Preferred dividends	6,966	3,883	19,066	8,268
Preferred stock accretion	896	271	1,870	560
Less pro-rata share:
Other income	-	26	16	26
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,663	3,030	7,783	8,491
Interest income from related parties	2,099	-	5,680	-
Gain on sale of real estate joint venture interest, net	-	-	6,332	-
Gain on sale of real estate assets	-	4,876	33,945	4,876
Pro-rata share of properties' income	8,204	6,823	24,010	18,192
Add:
Noncontrolling interest pro-rata share of property income	555	1,128	2,673	3,224
Total property income	8,759	7,951	26,683	21,416
Add:
Interest expense, net	7,215	4,730	20,375	13,381
Net operating income	15,974	12,681	47,058	34,797
Less:
Non-same store net operating income	8,773	5,435	30,186	18,616
Same store net operating income	$7,201	$7,246	$16,872	$16,181

(1) Same Store sales for the three months ended September 30, 2017 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, Sorrel, ARIUM at Palmer Ranch, ARIUM Gulfshore, and The Preserve at Henderson Beach.

(2) Same Store sales for the nine months ended September 30, 2017 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, ARIUM at Palmer Ranch, and ARIUM Gulfshore.

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